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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-18640, 33-21488, 33-24224, 33-24654, 33-33220, 33-45228, 33-47105, 33-53306, 33-57104,
33-58634, 33-49965, 33-67742 and 33-68724) and in the Registration Statements on Form S-8 (Nos. 33-01776, 33-13457, 33-14997, 33-19852, 33-26523, 33-40675,
33-40272, 33-45017, 33-45018, 33-49909, 33-49911, 33-49913, 33-54547 and
33-54549) of Chemical Banking Corporation of our report dated January 17, 1995 appearing on page 43 of Section B of this Form 10-K.

/s/ PRICE WATERHOUSE LLP

New York, New York

March 27, 1995